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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Earliest Event Reported)           12-15-95
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                              LASERTECHNICS, INC.
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            (Exact name of registrant as specified in its charter)


   Delaware                       0-11933                       85-0294536
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(State or other             (Commission File No.)               (IRS Employer
jurisdiction or                                                Identification
 incorporation)                                                    Number)


         5500 Wilshire Avenue, NE       Albuquerque, New Mexico      87113
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         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      (505) 822-1123
                                                  ------------------------------


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        (Former name or former address, if changed since last report.)
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Item 1. Changes in Control of Registrant

        N/A

Item 2. Acquisition of Assets

        N/A

Item 3. Bankruptcy or Receiverships

        N/A

Item 4. Changes in Registrant's Certifying Accountant

        N/A

Item 5. Other Events, Conversion of Debentures

The registrant, as previously reported on its Form 10-QSB for the quarter ended September 30, 1995, completed a $7 million convertible debenture financing on October 11, 1995. Under the terms of the registrant's 10% Subordinated Convertible Debentures, due October 2, 1998, the holders can convert up to one-half of the principal amount held by each, plus accrued interest, anytime after November 25, 1995 and the remainder anytime after December 25, 1995. The conversion price is the lesser of the fixed conversion price of $2.34375 or 85% of the average closing bid price for the five trading days immediately preceding the date of the conversion.

To date, debentures with a total principal amount of $575,000 plus $9,699 accrued interest thereon, have been converted. This has resulted in $584,699 of equity for the registrant.

In addition, Wolfensohn Associates, L.P., a controlling stockholder of the registrant, has exercised all of the common stock purchase warrants it holds in the registrant, resulting in the purchase of 534,105 shares of the registrant's common stock for a total of $690,002. As permitted in the common stock purchase warrants, Wolfensohn paid the total exercise price for the 534,105 shares by cancelling $690,002 of the $900,000 of the principal amount of the debt it holds from the registrant.

Wolfensohn has also committed to convert before December 31, 1995 the registrant's remaining $209,998 of notes payable plus all of the accrued interest of $259,050 (at December 15, 1995) on such debt and previously converted debt, into convertible preferred stock at a price equal to 85% of the 30 day average publicly traded price of the registrant's common stock on the date of conversion. The Board of Directors of the registrant approved, on December 15, 1995, these terms for converting the remainder of the debt held by Wolfensohn.

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As a result of the debenture conversions and exercise of the common stock purchase warrants above, (decreased by $69,287 for amortization of warrant discount), the registrant has increased its equity capital by a total of $1,205,414. The commitment of Wolfensohn to convert the remaining principal and interest debt described above will increase the registrant's capital by an additional $469,048, for a total new equity added of $1,674,462. The registrant's Board of Directors believes that these events will leave the registrant at the close of its fiscal year on December 31, 1995 with equity capital in excess of $1 million after taking into account expected losses for the registrant's fourth quarter.

Item 6. Resignation of Registrant's Directors

        N/A

Item 7. Financial Statements and Exhibits

        (a.)    Financial Statements of businesses acquired.

                N/A

        (b.)    Pro-forma financial information.

LASERTECHNICS, INC.
PRO-FORMA CONSOLIDATED BALANCE SHEET
OCTOBER 31, 1995 (Unaudited)

($'s in thousands)

ASSETS
        Current assets                                        $11,901
        Non-current assets                                      3,299
                                                              -------
        Total assets                                          $15,200
                                                              =======
LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities                                   $ 6,776
        Non-current liabilities                                 6,693
        Total stockholders' equity                              1,731
                                                              -------
        Total liabilities & stockholders' equity              $15,200
                                                              =======

ASSUMPTIONS:
        -includes consolidated results through October, 1995
        -includes $584,699 of debentures plus accrued interest converted into common stock in December, 1995
        -includes $690,002 of warrants exercised (less an offsetting amortization of warrant discount of $69,287) in exchange for notes payable at December 15, 1995
        -includes the conversion of $209,998 of notes payable to Wolfensohn into preferred stock approved on December 15, 1995
        -includes the conversion of $259,050 of accrued interest into preferred stock as approved on December 15, 1995


        (c.)    Exhibits:  N/A

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                LASERTECHNICS, INC.
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                                                   (Registrant)


Date   December 15, 1995                /s/   RONALD BENCKE
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                                          Ronald Bencke
                                            Vice President, Chief
                                              Financial Officer and
                                                Principal Accounting
                                                  Officer

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